Exhibit 99.1

Actinium Pharmaceuticals, Inc.

Actinium Announces Pricing of Public Offering of Common Stock and Warrants to Purchase Common Stock

NEW YORK, NY, February 6, 2015 – Actinium Pharmaceuticals, Inc. (“Actinium” or the “Company”) (NYSE MKT: ATNM), a biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers, today announced the pricing of an underwritten public offering of an aggregate 4,444,444 shares of its common stock and warrants to purchase an aggregate of 3,333,333 shares of the Company's common stock at a combined price to the public of $4.50. The shares of common stock and warrants will be issued separately. The warrants will be exercisable for a period of 4 years following the issuance thereof at an exercise price of $6.50 per share. The warrants will be certificated, and will be delivered to the investors by physical delivery at the closing. There is no established public trading market for the warrants and Actinium does not expect a market to develop in the future. In addition, Actinium has granted the underwriters a 30-day option to purchase up to an additional 666,666 shares of common stock and warrants to purchase 499,999 shares of common stock solely to cover over-allotments, if any. The offering is expected to close on or about February 11, 2015, subject to customary closing conditions.

The gross proceeds to Actinium from this offering is expected to be $20,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Actinium. If the warrants are exercised in full, Actinium will receive additional proceeds of approximately $21,666,665. Actinium currently intends to use the net proceeds from the sale of securities for general corporate purposes, including capital expenditures, the advancement of its product candidates in clinical trials, such as Iomab™-B Phase 3 clinical trial and Actimab™- A Phase 2 clinical trial, preclinical trials, to support licensing activities, and to meet working capital needs.

Laidlaw & Company (UK) Ltd. acted as sole book-running manager for the offering. MLV& Co. acted as co-manager for the offering.

The offering is being conducted pursuant to a shelf registration statement that was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission ("SEC"). Before investing, you should carefully read the prospectus supplement, the accompanying prospectus and the information incorporated by reference therein for information about Actinium and the offering. A preliminary prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC and are available at the SEC's website at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement, the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained from the offices of Laidlaw & Company (UK) Ltd., 546 Fifth Avenue, 5th Floor, New York, NY, 10036, telephone: 212-953-4900.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (www.actiniumpharma.com) is a New York-based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers. Actinium's targeted radiotherapy products are based on its proprietary delivery platform for the therapeutic utilization of alpha-emitting actinium-225 and bismuth-213 and certain beta emitting radiopharmaceuticals in conjunction with monoclonal antibodies. The Company's lead radiopharmaceutical Iomab-B will be used, upon approval, in preparing patients for hematopoietic stem cell transplant, commonly referred to as bone marrow transplant. The Company is preparing a single, pivotal, multicenter Phase 3 clinical study of Iomab-B in refractory and relapsed AML patients over the age of 55 with a primary endpoint of durable complete remission. The Company's second program, Actimab-A, is continuing its clinical development in a Phase 1/2 trial for newly diagnosed AML patients over the age of 60 in a single-arm multicenter trial.

Forward-Looking Statement for Actinium Pharmaceuticals, Inc.

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Actinium Pharmaceuticals, Inc.
Evan Smith, CFA
VP Investor Relations and Finance
(646) 840-5442
esmith@actiniumpharma.com